Exhibit (c)(9) Project Blazing Star Discussion Materials February 2025 [***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

-- Highly Confidential -- Background on the ASVN § Saturn has proposed, in addition to a cash offer, an Asset Sale Value Note (“ASVN”) for any proceeds from sales of the VMD assets (legacy Village, CityMD, and Summit) – Sale proceeds, starting at the first dollar, to be split 70% to Blazing Star shareholders and 30% to Saturn – Total proceeds available to Blazing Star shareholders to share in is currently capped at $3.3bn (which is the current value of Blazing Star’s debt note) § Management has provided a 3-Year Plan (FY’25-’27) which shows the operational turnaround from $24mm EBITDA in FY’24 to $205mm in FY’27 § Management has also provided an upside case that results in EBITDA expanding to $365mm in FY’27 § To assess preliminary valuation of the ASVN, we consider: – 2027 monetization at multiples informed by precedent transactions and current public peer trading multiples, discounted back to today – Discounted Cash Flow at the time of sale – These implied values are discounted for the proposed 70% ownership split, as well as a haircut for risk, structure and illiquidity 1

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission. -- Highly Confidential -- Overview of CityMD and Summit Financials [***] 2 [***]

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission. -- Highly Confidential -- Overview of Illustrative Summit / City Upside Case [***] 3 [***]

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission. -- Highly Confidential -- Summary of Summit and City Valuations at YE FY’27 [***] 4 [***]

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission. -- Highly Confidential -- Walk From City and Summit YE FY’27 Valuation to Present Value Per Share Based on Current Proposed Transaction Structure [***] [***] 5

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission. -- Highly Confidential -- Illustrative Present Value Per Share of Upside Case and Structure [***] [***] 6

Appendix and Supporting Analysis

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission. -- Highly Confidential -- Sensitivity Analysis of Value Per Share Relative to Post-Cap Proceeds and % of Proceeds Allocated to Blazing Star Shareholders Post-Cap Proceeds Per Share to Blazing Star Shareholders (1) Present Value Per Share Risk-Adjusted Present Value Per Share Post-Cap Proceeds Allocated to Blazing Post-Cap Proceeds Allocated to Blazing Star Shareholders Star Shareholders [***] [***] [***] 8 City / Summit FY'27 Proceeds ($bn) City / Summit FY'27 Proceeds ($bn)

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

– Highly Confidential –

Selected Public Provider Trading Metrics

Comparable Company Metrics

	Company	EV / '25E EBITDA	Enterprise Value ($bn)	'25E EBITDA Margin	'25E UFCF[5] Conversion	'24 - '26E CAGR Revenue	'24 - '26E CAGR EBITDA
Providers	LifeStance	27.7x	$3.5	9%	59%	+13%	+24%
	Privia	25.8x	2.7	6%	86%	+11%	+20%
	Innovage	13.5x	0.5	4%	98%	+11%	+65%
	Evolent	11.4x	1.9	7%	80%	+2%	+10%
	Teladoc	8.8x	2.8	13%	69%	+0%	+3%
	Astrana[1]	8.2x	2.5	8%	31%	+15%	+17%
	Providers Median	**12.5x**		**7%**	**74%**	**+11%**	**+18%**
Multi-Site Providers	U.S. Physical Therapy	16.5x	$1.5	13%	86%	+8%	+11%
	Option Care	13.3x	6.0	9%	71%	+7%	+6%
	Aveanna	12.9x	2.4	9%	67%	+5%	+7%
	Addus[2]	12.8x	2.3	12%	75%	+4%	+7%
	BrightSpring[3]	11.2x	6.1	5%	65%	+15%	+19%
	Encompass	11.1x	13.2	20%	54%	+9%	+8%
	Concentra	10.5x	4.3	20%	81%	+6%	+9%
	Surgery Partners[4]	10.2x	5.8	17%	61%	+9%	+12%
	Enhabit	9.2x	0.9	10%	85%	+4%	+4%
	Multi-Site Providers Median	**11.2x**		**12%**	**71%**	**+7%**	**+8%**
Total Peer 25th Percentile		**10.3x**		**7%**	**63%**	**+5%**	**+7%**
Total Peer Median		**11.4x**		**9%**	**71%**	**+8%**	**+10%**
Total Peer 75th Percentile		**13.4x**		**13%**	**83%**	**+11%**	**+18%**

[***]

Source: FactSet and company filings as of February 10, 2025.
Note: Dollars in billions unless otherwise stated. Reflects Calendar Year consensus estimates. Peers ordered by EV / '25E EBITDA multiple.
(1) Astrana figures are pro forma for announced acquisition of Prospect Health System. (2) Addus figures are pro forma for acquisition of Gentiva's personal care business. (3) BrightSpring figures are pro forma for announced divestiture of Community Living business. (4) Surgery Partners figures exclude NCI. As of unaffected date, January 27, 2025. (5) UFCF calculated as consensus FCF plus after-tax consensus interest expense; assumes 21% tax rate.[***]

CENTERVIEW PARTNERS

9

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission. -- Highly Confidential -- Discounted Cash Flow Analysis [***] [***] 11

– *Highly Confidential* –

WACC

Selected Public Companies

Company	2Y Beta Levered[1]	2Y Beta Unlevered[2]	Market Cap ($bn)	Debt ($bn)	Debt-to Equity
OptionCare	0.97	0.84	$5.3	$1.1	21%
Lifestance	0.93	0.86	3.3	0.3	9%
Privia	0.99	0.99	3.1	–	0%
Surgery Partners	1.85	1.03	2.7	2.5	92%
Teladoc	1.32	0.82	2.5	1.6	61%
Addus	0.83	0.74	2.1	0.4	16%
Astrana Health	1.20	0.83	1.9	1.2	64%
US Physical Therapy	0.95	0.88	1.3	0.1	11%
Evolent Health	0.44	0.29	1.2	0.6	52%
Aveanna	1.66	0.72	1.0	1.5	149%
InnovAge	1.31	1.12	0.5	0.1	16%
Enhabit	0.90	0.47	0.4	0.5	121%
Total Median	**0.98**	**0.83**			**37%**
Reference[9]					
BrightSpring	*0.99*	*0.64*	*$4.1*	*$2.1*	*50%*
Concentra	*0.50*	*0.36*	*2.9*	*1.5*	*52%*

Illustrative WACC Calculation

Cost of Equity	
Risk-Free Rate[3]	4.8%
Unlevered Beta	0.83
Target Debt / Equity	35%
Levered Beta	1.05
Equity Risk Premium[4]	7.3%
Size Premium[5]	1.2%
Cost of Equity	**13.7%**
Cost of Debt	
Pre-Tax Cost of Debt[6]	7.0%
Tax Rate[7]	22.6%
After-Tax Cost of Debt	**5.4%**
WACC[8]	**11.5%**

WACC Sensitivity at Various Unlevered Beta and Capital Structures

Debt / Equity	Debt / Cap.	Pre-Tax Cost of Debt	Unlevered Beta 0.730	Unlevered Beta 0.830	Unlevered Beta 0.930
20.0%	16.7%	7.0%	**11.0%**	**11.7%**	**12.4%**
35.0%	25.9%	7.0%	**10.8%**	**11.5%**	**12.2%**
50.0%	33.3%	7.0%	**10.7%**	**11.4%**	**12.1%**

Source: Public filings, Bloomberg and FactSet as of February 10, 2025.
Note: Peers ordered by market cap. Debt figures exclude operating lease liabilities. Astrana Health adjusted for Prospect Health acquisition, Addus for Gentiva's personal care acquisition and BrightSpring for divestiture of Personal Care business. Surgery Partners market cap as of unaffected date, January 27, 2025.
(1) For each company, reflects adj. weekly beta relative to local benchmark based on the last 2 years. (2) Unlevered beta equals Levered Beta / (1+ (1 – Tax Rate) * (Debt / Equity)). (3) Reflects 20-year U.S. Treasury rate. (4) Reflects long-horizon historical expected equity risk premium per Duff & Phelps 2024. (5) Represents size premium associated with companies with market cap between $1.4bn and $2.5bn, per 2024 Duff & Phelps. (6) Reflects ICE BofA US High Yield Index Effective Yield. (7) Assumes 22.6% long-term tax rate based on Blazing Star FY'27 effective tax rate in 3-year plan. (8) WACC equals ((Debt / Capitalization) * (Cost of Debt * (1 – Tax Rate))) + (Equity / Capitalization) * Cost of Equity. (9) Do not have two years of data due to recent IPOs.

CENTERVIEW PARTNERS 12

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission. -- Highly Confidential -- [***] 14 [***]